Filed Pursuant to Rule 424(b)(3)

Registration No. 333-250983

PROSPECTUS

2,245,400 Shares of Common Stock

2,597,215 Shares of Common Stock Issuable Upon Exercise of Pre-Funded Warrants

4,842,615 Shares of Common Stock Issuable Upon the Exercise of Common Warrants

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This prospectus relates to the resale by the selling stockholder named herein, from time to time, of up to (i) 2,245,400 shares of our common stock, $0.01 par value per share, or the Common Stock, (ii) 2,597,215 shares of Common Stock, or the Pre-Funded Warrant Shares, issuable upon exercise of pre-funded warrants to purchase shares of Common Stock, or the Pre-Funded Warrants, and (iii) 4,842,615 shares of Common Stock, or the Common Warrant Shares, issuable upon exercise of the common stock purchase warrants, or the Common Warrants, all of which were initially issued pursuant to the Securities Purchase Agreement, dated as of November 23, 2020, or the Securities Purchase Agreement, by and between OpGen, Inc. and the selling stockholder. The shares of Common Stock, the Pre-Funded Warrant Shares, and the Common Warrant Shares are referred to herein as the Securities. We are registering the Securities on behalf of the selling stockholder, to be offered and sold from time to time, to satisfy certain registration rights that we have granted to the selling stockholder pursuant to the Securities Purchase Agreement.

The selling stockholder may resell or dispose of the Securities to or through underwriters, broker-dealers, agents, or through any other means described in the section of this prospectus entitled “Plan of Distribution.” The selling stockholder will bear its commissions and discounts, if any, attributable to the sale or disposition of the Securities. We will bear all costs, expenses and fees in connection with the registration of the Securities. We will not receive any of the proceeds from the sale of the Securities by the selling stockholder.

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “OPGN.” On December 3, 2020, the closing price of our Common Stock was $1.97 per share.

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Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under "Risk Factors" beginning on page 6 of this prospectus and under similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission that is incorporated by reference herein.

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Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

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The date of this Prospectus is December 4, 2020

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 6 and our financial statements and the related notes incorporated by reference into this prospectus, before making an investment decision. As used in this prospectus, the terms “OpGen,” “the Company,” “we,” “us,” and “ours” refer to OpGen, Inc.

OpGen Overview

We are a precision medicine company harnessing the power of molecular diagnostics and informatics to help combat infectious disease. Along with subsidiaries, Curetis GmbH and Ares Genetics GmbH, we are developing and commercializing molecular microbiology solutions helping to guide clinicians with more rapid and actionable information about life threatening infections to improve patient outcomes, and decrease the spread of infections caused by multidrug-resistant microorganisms, or MDROs. Our current product portfolio includes Unyvero, QuickFISH, PNA FISH, Acuitas AMR Gene Panel, Acuitas® Lighthouse, and the ARES Technology Platform including ARESdb, using NGS technology and AI-powered bioinformatics solutions for antibiotic response prediction.

Our focus is on our combined broad portfolio of products, which include high impact rapid diagnostics and bioinformatics to interpret AMR genetic data. We will continue to develop and may seek FDA and other regulatory clearances or approvals, as applicable, for the Acuitas AMR Gene Panel (Isolates) diagnostic test and the Acuitas Lighthouse Software products. We will continue to offer the Acuitas AMR Gene Panel (Isolates) and Acuitas Lighthouse Software as well as the Unyvero UTI Panel as research-use-only products to hospitals, public health departments, clinical laboratories, pharmaceutical companies and contract research organizations.

Our focus is on our combined broad portfolio of products, which include high impact rapid diagnostics and bioinformatics to interpret AMR genetic data. On October 13, 2020, we announced our intention to focus on the following products for lower respiratory tract infection, urinary tract infection and invasive joint infections:

•	The Unyvero Lower Respiratory Tract, or LRT, test is the first FDA cleared test that can be used for the detection of more than 90% of common causative agents of hospitalized pneumonia. According to the National Center for Health Statistics (2018), pneumonia is a leading cause of admissions to the hospital and is associated with substantial morbidity and mortality. The Unyvero LRT automated test detects 19 pathogens within less than five hours, with approximately two minutes of hands-on time and provides clinicians with a comprehensive overview of 10 genetic antibiotic resistance markers. We are also commercializing the Unyvero LRT BAL test for testing bronchoalveolar lavage, or BAL, specimens from patients with lower respiratory tract infections following FDA clearance received by Curetis in December 2019. The Unyvero LRT BAL automated test simultaneously now detects 20 pathogens and 10 antibiotic resistance markers, and it is the first and only FDA-cleared panel that includes now also includes Pneumocystis jirovecii, a key fungal pathogen often found in immunocompromised patients that can be difficult to diagnose as the 20th pathogen on the panel. We believe the Unyvero LRT and LRT BAL tests have the ability to help address a significant, previously unmet medical need that causes over $10 billion in annual costs for the U.S. healthcare system, according to the Centers for Disease Control, or CDC.

•	The Unyvero Urinary Tract Infection, or UTI, test which is CE-IVD marked in Europe is currently being made available to laboratories in the U.S. as a research use only or RUO kit. The test detects a broad range of pathogens as well as antimicrobial resistance markers directly from native urine specimens. As part of our portfolio strategy update on October 13, 2020, we have decided to proceed with the analytical validation and clinical verification and trials required for a subsequent U.S. FDA submission.

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•	The Unyvero Invasive Joint Infection, or IJI, test which is a variant developed for the U.S. market based on the CE IVD marked European Unyvero ITI test, has also been selected for analytical validation and clinical verification and trials towards a future U.S. FDA submission.

•	The Acuitas AMR Gene Panel (Isolates) is currently pending final FDA review and a potential clearance decision. The FDA recently notified us that the agency plans to continue prioritizing emergency use authorization requests for diagnostic products intended to address the COVID-19 pandemic for at least the remainder of the year, which will impact the statutory review periods for submissions, including the potential clearance decision on our Acuitas AMR Gene Panel (Isolates) submission. Once FDA cleared, we expect to commercialize the Acuitas AMR Gene Panel for isolates more broadly to customers in the U.S. The Acuitas AMR Gene Panel (Urine) test has been discontinued as part of the October 13, 2020 portfolio and pipeline strategy review.

•	IVD products and may seek regulatory clearance for such bioinformatics tools and solutions to the extent they would be required either as part of our portfolio of IVD products or even as a standalone bioinformatics product.

Private Placement

On November 23, 2020, we entered into the Securities Purchase Agreement with the selling stockholder, pursuant to which we issued and sold to the selling stockholder 2,245,400 newly issued shares of our Common Stock, Pre-Funded Warrants to purchase 2,597,215 shares of our Common Stock with an exercise price per share of $0.01, and Common Warrants to purchase 4,842,615 shares of our Common Stock with an exercise price per share of $1.94, for gross proceeds of approximately $10.0 million, or the Private Placement. The Common Warrants are exercisable beginning on the sixth month anniversary of the date of issuance and have a five and one half (5.5) year term. The Pre-Funded Warrants are exercisable immediately and will expire when the Pre-Funded Warrants are exercised in full. Pursuant to the Securities Purchase Agreement, we agreed to register for resale by the selling stockholder the Securities. We will not receive any of the proceeds of sales by the selling stockholders of any of the shares of Common Stock covered by this prospectus.

Company Information

OpGen, Inc. was incorporated in Delaware in 2001. On July 14, 2015, we acquired AdvanDx, Inc., a Delaware corporation, as a wholly-owned subsidiary in a merger transaction, or the AdvanDx Merger. On September 3, 2019, we formed Crystal GmbH for the sole purpose of completing our business combination with Curetis GmbH, which closed on April 1, 2020. Our principal executive office is located at 708 Quince Orchard Road, Gaithersburg, Maryland, 20878, and our telephone number is (240) 813-1260. We also have operations in Germany and Austria. Our website address is www.opgen.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

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THE OFFERING
Securities offered by the selling stockholder	2,245,400 shares of our Common Stock 2,597,215 Pre-Funded Warrant Shares 4,842,615 Common Warrant Shares

Terms of the offering	The selling stockholder will determine when and how it will sell the Common Stock offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of the shares of Common Stock covered by this prospectus.

Risk factors	See "Risk Factors" beginning on page 6, for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

Nasdaq Capital Market symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “OPGN.” On December 3, 2020 the last reported sale price of our Common Stock was $1.97 per share.

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ABOUT THIS PROSPECTUS

This prospectus is part of a resale registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC. By using a resale registration statement, the selling stockholder may sell from time to time in one or more offerings the Common Stock described in this prospectus.

This prospectus provides you with a general description of the Company and our securities. For further information about our business and our securities, you should refer to the registration statement and the reports incorporated by reference in this prospectus, as described in “Where You Can Find More Information.”

We have not authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus and your reliance on any unauthorized information or representation is at your own risk. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our Common Stock. Our business, financial condition and results of operations may have changed since those dates.

We own various U.S. federal trademark registrations and applications and unregistered trademarks and servicemarks, including OpGen®, Curetis®, Unyvero®, ARES® and ARES GENETICS®, Acuitas®, Acuitas Lighthouse®, AdvanDx®, QuickFISH®, and PNA FISH®. All other trademarks, servicemarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are sometimes referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies, products or services.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated in this prospectus regarding our strategy, future operations, collaborations, intellectual property, cash resources, financial position, future revenues, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under the heading “Risk Factors.” In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances included herein may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our ability to integrate the OpGen, Curetis, and Ares Genetics businesses;

•	our liquidity and working capital requirements, including our cash requirements over the next 12 months;

•	receipt of regulatory clearance of our submitted 510(k) pre-market submission for our Acuitas AMR Gene Panel test for use with bacterial isolates;

•	the impact of the coronavirus pandemic on our business and operations;

•	the completion of our development efforts for the Unyvero UTI and IJI panels, Unyvero A30 RQ platform, Aresdb and Acuitas Lighthouse Software, and the timing of regulatory submissions;

•	our ability to sustain or grow our customer base for our current research use only and rapid pathogen ID testing products;

•	regulations and changes in laws or regulations applicable to our business, including regulation by the FDA;

•	our ability to maintain compliance with the ongoing listing requirements for the Nasdaq Capital Market;

•	anticipated trends and challenges in our business and the competition that we face;

•	the execution of our business plan and our growth strategy;

•	our expectations regarding the size of and growth in potential markets;

•	our opportunity to successfully enter into new collaborative or strategic agreements;

•	compliance with the U.S. and international regulations applicable to our business; and

•	our expectations regarding future revenue and expenses.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. These risks should not be construed as exhaustive and should be read in conjunction with our other disclosures, including but not limited to the risks described under the heading “Risk Factors.” Other risks may be described from time to time in our filings made under the securities laws. New risks emerge from time to time. It is not possible for our management to predict all risks. All forward-looking statements in this prospectus speak only as of the date made and are based on our current beliefs and expectations. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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RISK FACTORS

Investing in our securities involves substantial risks. In addition to other information contained in this prospectus and in any accompanying prospectus supplement, before investing in our securities, you should carefully consider the risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and in any other documents incorporated by reference into this prospectus, as updated by our future filings. These risks are not the only ones faced by us. Additional risks not known or that are deemed immaterial could also materially and adversely affect our financial condition, results of operations, our products, business and prospects. Any of these risks might cause you to lose all or a part of your investment.

The number of shares being registered for resale is significant in relation to the number of our outstanding shares of Common Stock.

We have filed a registration statement of which this prospectus is a part to register the shares offered hereunder for sale into the public market by the selling stockholder. These shares represent a large number of shares of our Common Stock, and if sold in the market all at once or at about the same time, could depress the market price of our Common Stock during the period the registration statement remains effective and could also affect our ability to raise equity capital.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of the Securities held by the selling stockholder pursuant to this prospectus.

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SELLING STOCKHOLDER

We have prepared this prospectus to allow the selling stockholder to sell or otherwise dispose of, from time to time, up to 2,245,400 Shares of Common Stock, 2,597,215 Pre-Funded Warrant Shares, and 4,842,615 Common Warrant Shares.

On November 23, 2020, we entered into a Securities Purchase Agreement with the selling stockholder, pursuant to which we issued and sold to the selling stockholder 2,245,400 newly issued shares of our Common Stock, Pre-Funded Warrants to purchase 2,597,215 shares of Common Stock at an exercise price per share of $0.01, and Common Warrants to purchase 4,842,615 shares of Common Stock at an exercise price per share of $1.94, for gross proceeds of approximately $10.0 million. In connection with certain registration rights we granted to the selling stockholder in the Securities Purchase Agreement, we filed with the SEC a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale or other disposition of the Securities offered from time to time by the selling stockholder under this prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of our Common Stock. Unless otherwise indicated below, to our knowledge, the selling stockholder named in the table have sole voting and investment power with respect to the shares of Common Stock beneficially owned by them. The number of shares of Common Stock beneficially owned prior to the offering for each selling stockholder includes (i) all shares of our Common Stock held by such selling stockholder prior to the Private Placement plus (ii) all shares of our Common Stock purchased by such selling stockholder pursuant to the Private Placement and being offered pursuant to the prospectus, as well as (iii) all options or other derivative securities held by such selling stockholder, which are exercisable within 60 days of November 25, 2020. The percentages of shares owned after the offering are based on 22,488,319 shares of our Common Stock outstanding as of November 25, 2020, which includes the outstanding Securities offered by this prospectus. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the person named below.

The selling stockholder may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares of Common Stock since the date on which the information in the table below is presented. Information about the selling stockholder may change over time.

	Beneficial Ownership Prior to this Offering			Securities Being	Beneficial Ownership After this Offering
Name of Selling Stockholder	Number		Percent	Offered(2)	Number	Percent
Armistice Capital Master Fund Ltd. (1)	2,245,400	(3)	9.98%	9,685,230	—	—

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(1) Armistice Capital, LLC, the investment manager of the selling stockholder, and Steven J. Boyd, the managing member of Armistice Capital, LLC hold shared voting and dispositive power over the shares of common stock and warrants held by the selling stockholder. The address for the selling stockholder is 510 Madison Avenue, 7th Floor, New York, NY 10022.

(2) As further discussed in note (3) below, the Pre-Funded Warrants and Common Warrants are each subject to a 4.99% blocker. The securities reported in the table above show the number of shares of Common Stock that would be issuable upon full conversion and exercise of such reported securities and do not give effect to such blockers.

(3) Consists of 2,245,400 shares of Common Stock.  In addition, the selling stockholder holds (i) Pre-Funded Warrants to acquire 2,597,215 Pre-Funded Warrant Shares, and (ii) Common Warrants to acquire 4,842,615 Common Warrant Shares. While the Pre-Funded Warrant Shares and Common Warrant Shares are being registered under the registration statement of which this prospectus forms a part, pursuant to the terms of the Pre-Funded Warrants and Common Warrants, the selling stockholder is not permitted to exercise such warrants to purchase Common Stock to the extent that such exercise would result in the selling stockholder and its affiliates beneficially owning more than 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of such warrants. The selling stockholder has the right to increase this beneficial ownership limitation in its discretion on 61 days’ prior written notice to us, provided that in no event is the selling stockholder permitted to exercise such warrants to purchase common stock to the extent that such exercise would result in the selling stockholder and its affiliates beneficially owning in the aggregate more than 19.99% of the number of shares of our Common Stock outstanding or the combined voting power of our securities outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of such warrants.

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Certain Relationships and Related Party Transactions

On November 23, 2020, we entered into the Securities Purchase Agreement, with the selling stockholder, pursuant to which we issued and sold to the selling stockholder 2,245,400 newly issued shares of our Common Stock, 2,597,215 Pre-Funded Warrants to purchase shares of Common Stock at an exercise price per share of $0.01, and 4,842,615 Common Warrants to purchase shares of Common Stock at an exercise price per share of $1.94, for gross proceeds of approximately $10.0 million. The Private Placement closed on November 25, 2020.

Pursuant to the Securities Purchase Agreement, we agreed to prepare and file with the SEC within 2 days of the execution of the Securities Purchase Agreement a registration statement covering the resale of the shares of our Common Stock as well as the Pre-Funded Warrant Shares and Common Warrant Shares underlying the Pre-Funded Warrants and Common Warrants, respectively, sold to the selling stockholder, and to use commercially reasonable best efforts to cause the registration statement to become effective within 15 days of the closing date in the event of no review by the SEC, or 45 days in the event of a review by the SEC. We agreed to use commercially reasonable best efforts to keep the registration statement effective until the date on which all of the Securities sold in the Private Placement are sold by the selling stockholder. We are registering the shares to be sold by the selling stockholder under the registration statement of which this prospectus is a part to satisfy our obligation under the Securities Purchase Agreement.

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PLAN OF DISTRIBUTION

The selling stockholder, and its pledgees, donees, transferees or other successors in interest, may from time to time offer and sell, separately or together, some or all of the Securities covered by this prospectus. Registration of the Securities covered by this prospectus does not mean, however, that those Securities necessarily will be offered or sold.

The Securities covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	in the Nasdaq Capital Market;

•	in privately negotiated transactions;

•	through broker-dealers, who may act as agents or principals;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above.

In effecting sales, brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the Securities by a broker-dealer as principal and resales of the Securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers on a best efforts basis.

To our knowledge, the selling stockholder has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the Securities covered by this prospectus. At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus.

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LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby have been passed upon by Ballard Spahr LLP.

EXPERTS

The consolidated financial statements of OpGen, Inc. and its subsidiaries as of December 31, 2019 and 2018, and for the years then ended, have been incorporated by reference herein in reliance upon the report, also incorporated by reference herein, of CohnReznick LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements contains an explanatory paragraph that states that the Company has experienced losses and negative cash flows from operations since its inception, has an accumulated deficit, and has debt obligations which raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act of 1933 for the Securities under this prospectus. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our Common Stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We file periodic reports under the Securities Exchange Act of 1934, including annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports and other information are available for inspection and copying at the SEC regional offices, public reference facilities and on the website of the SEC referred to above.

We make available free of charge on or through our internet website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information found on our website, www.opgen.com, other than as specifically incorporated by reference in this prospectus, is not part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents containing such information. This prospectus is part of a registration statement we filed with the SEC. You should rely on the information incorporated by reference in this prospectus and the registration statement. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information and information contained in documents filed earlier with the SEC. We incorporate by reference the documents listed below, any filings made with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement, and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering; provided, that we are not incorporating by reference any documents or information deemed to have been furnished and not filed in accordance with SEC rules. The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 24, 2020;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 8, 2020, August 14, 2020, and November 16, 2020, respectively;

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•	our Current Reports on Form 8-K filed with the SEC on January 23, 2020 (Item 8.01); January 30, 2020 (Item 8.01 and 9.01); February 12, 2020 (Items 1.01 and 9.01); February 12, 2020 (Items 8.01 and 9.01); February 20, 2020 (Items 8.01 and 9.01); February 28, 2020 (Items 1.01 and 9.01); March 10, 2020 (Items 8.01 and 9.01); March 16, 2020 (Items 8.01 and 9.01); March 19, 2020 (Items 8.01 and 9.01); March 24, 2020 (Items 8.01 and 9.01, but only exhibit 99.2 thereof); March 30, 2020 (Items 5.07, 8.01 and 9.01); April 2, 2020 (Items 2.01, 5.02, 8.01 and 9.01), as amended on June 15, 2020; April 16, 2020 (Item 8.01); April 28, 2020 (Items 1.01, 2.03 and 9.01); May 7, 2020 (Item 5.02); May 11, 2020 (Items 8.01 and 9.01); June 3, 2020 (Items 8.01 and 9.01); July 13, 2020 (Items 1.01, 2.03, 8.01 and 9.01); July 14, 2020 (Items 8.01 and 9.01); July 15, 2020 (Items 8.01 and 9.01); August 10, 2020 (Items 8.01 and 9.01), as amended on August 12, 2020; August 11, 2020 (Items 5.02, 5.03, 5.08 and 9.01); August 20, 2020 (Items 8.01 and 9.01, but only exhibit 99.2 thereof); October 2, 2020 (Items 5.02 and 5.07); October 15, 2020 (Items 2.02 and 9.01); November 2, 2020 (Items 5.02 and 9.01); November 13, 2020 (Items 1.01, 8.01 and 9.01); and November 24, 2020 (Items 1.01, 3.02, 8.01 and 9.01);

•	our proxy statement for the Annual Meeting of Stockholders held on September 30, 2020, filed with the SEC on August 20, 2020; and

•	the description of our Common Stock contained in the Registration Statement on Form 8-A filed on April 30, 2015 and any amendments to such Registration Statement filed subsequently thereto, including all amendments or reports filed for the purpose of updating such description.

We will furnish to you, on written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to these documents. You may request a copy of these filings at no cost by writing or telephoning our Secretary at the following address and telephone number:

OpGen, Inc.

Attention: Timothy C. Dec, Corporate Secretary

708 Quince Orchard Road, Suite 205

Gaithersburg, MD 20878

Telephone No.: (240) 813-1260

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